GUARANTEE AGREEMENT dated as of May 10, 2013, among Macy’s, inc. Macy’s retail holdings, inc. and JPMORGAN CHASE BANK, N.A., as Paying Agent

[Reference No. 6701-495]

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement.....................................................................................1

SECTION 1.02. Other Defined Terms................................................................................1

ARTICLE II

Guarantee

ARTICLE III

Subordination

SECTION 3.01. Subordination...........................................................................................4

ARTICLE IV

Miscellaneous

GUARANTEE AGREEMENT dated as of May 10, 2013, among MACY’S, INC. (“Parent”), MACY’S RETAIL HOLDINGS, INC. (the “Borrower”) and JPMORGAN CHASE BANK, N.A., as Paying Agent.

Reference is made to the Credit Agreement dated as of May 10, 2013 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Parent, the Borrower, the lenders party thereto, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as administrative agents and JPMorgan Chase Bank, N.A., as paying agent.  The obligations of the Lenders and the Issuing Banks to extend credit to the Borrower are conditioned upon, among other things, the execution and delivery of this Agreement.  Parent is the parent company of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit.  Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Credit Agreement.  (a)  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b)  The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

SECTION 1.02.  Other Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Parties” means (a) the Lenders, (b) the Agents, (c) the Issuing Banks, (d) the beneficiaries of the Borrower’s indemnification obligations under the Credit Agreement and (e) the successors and assigns of each of the foregoing.

“Obligations” means the due and punctual payment by the Borrower of (a) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (c) all other monetary obligations of the Borrower to any of the Credit Parties under the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

ARTICLE II

Guarantee

SECTION 2.01.  Guarantee.  Parent unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations.  Parent further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.  Parent waives presentment to, demand of payment from and protest to the Borrower of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

SECTION 2.02.  Guarantee of Payment.  Parent further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Paying Agent or any other Credit Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Paying Agent or any other Credit Party in favor of the Borrower or any other Person.

SECTION 2.03.  Limitations.  (a)  Except for termination of Parent’s obligations hereunder as expressly provided in Section 4.10, the obligations of Parent hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of Parent hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Paying Agent or any other Credit Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement; (iii) the release of any security held by the Paying Agent or any other Credit Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the payment of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of Parent or otherwise operate as a discharge of Parent as a matter of law or equity (other than the payment in full in cash of all the Obligations).  Parent expressly authorizes the Credit Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of Parent hereunder.

(b)  To the fullest extent permitted by applicable law, Parent waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than the payment in full in cash of all the Obligations.  The Paying Agent and the other Credit Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or exercise any other right or remedy available to them against the Borrower, without affecting or impairing in any way the liability of Parent hereunder except to the extent the Obligations have been paid in full in cash.  To the fullest extent permitted by applicable law, Parent waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of Parent against the Borrower or any security.

SECTION 2.04.  Reinstatement.  Parent agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Paying Agent or any other Credit Party upon the bankruptcy or reorganization of the Borrower or otherwise.  The provisions of this Section 2.04 shall survive any termination under Section 4.10.

SECTION 2.05.  Agreement To Pay; Subrogation.  In furtherance of the foregoing and not in limitation of any other right that the Paying Agent or any other Credit Party has at law or in equity against Parent by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, Parent hereby promises to and will forthwith pay, or cause to be paid, to the Paying Agent for distribution to the applicable Credit Parties in cash the amount of such unpaid Obligation.  Upon payment by Parent of any sums to the Paying Agent as provided above, all rights of Parent against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06.  Information.  Parent assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that Parent assumes and incurs hereunder, and agrees that none of the Paying Agent or the other Credit Parties will have any duty to advise Parent of information known to it or any of them regarding such circumstances or risks.

ARTICLE III

Subordination

SECTION 3.01.  Subordination.  Notwithstanding any provision of this Agreement to the contrary, all rights of Parent in respect of indemnity, contribution or subrogation under applicable law or otherwise, shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

ARTICLE IV

Miscellaneous

SECTION 4.01.  Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

SECTION 4.02.  Waivers; Amendment.  (a)  No failure or delay by any Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under the Credit Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the Credit Agreement are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.  No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Paying Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 4.03.  Successors and Assigns.  Whenever in this Agreement any party hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Parent, the Borrower or the Paying Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.04.  Survival of Agreement.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that any Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

SECTION 4.05.  Counterparts; Effectiveness; Several Agreement.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract.  Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.  This Agreement shall become effective when it shall have been executed by the Paying Agent and when the Paying Agent shall have received counterparts hereof which, when taken together, bear the signatures of each Loan Party, and thereafter shall be binding upon each Loan Party and the Paying Agent, and shall inure to the benefit of each Loan Party, the Paying Agent and the other Credit Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

SECTION 4.06.  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or uneforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.  The parties shall endeavor in good‑faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 4.07.  Right of Set-Off.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of Parent against any of and all the obligations of Parent now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not any demand for payment thereof has been made under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section 4.07 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

SECTION 4.08.  Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 4.09.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.10.  Termination.  Subject to Section 2.04, this Agreement and the guarantee made herein shall terminate when the Commitments have terminated, all the Obligations have been paid in full, the LC Exposure has been reduced to zero and the Issuing Banks have no further obligations to issue Letters of Credit under the Credit Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MACY’s, INC.,
by
/s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Chief Financial Officer

MACY’S RETAIL HOLDINGS, INC.,
by
/s/ Karen M. Hoguet
Name: Karen M. Hoguet
Title: Vice President

JPMORGAN CHASE BANK, N.A., as PAYING Agent,
by
/s/ Sarah L. Freedman
Name: Sarah L. Freedman
Title: Director